Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES SECOND QUARTER 2018 RESULTS
Strategic Initiatives Begin to Yield Near-Term Results, Position the Company for Significant Growth in 2019 and Beyond

BRENTWOOD, Tenn., August 9, 2018 (GLOBE NEWSWIRE) - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading provider of surgical services, today announced results for the second quarter ended June 30, 2018.

•	Revenues increased 54.2% to $444.8 million

•	Surgical cases increased 17.8% to 131,646

•	Net loss attributable to common stockholders of $27.4 million

•	Adjusted EBITDA increased 49.5% to $55.4 million

•	Diluted net loss per share of $(0.57)

•	Reiterates full-year 2018 guidance
Wayne DeVeydt, Chief Executive Officer of Surgery Partners, stated, “Our second quarter results were highlighted by strong year over year revenue and surgical case growth, as well as continued investments in our infrastructure that position the Company for long-term success. During the quarter, we made excellent progress in realigning our organizational structure with our strategic and financial goals. We are confident that these organizational and structural changes will improve operational efficiency and energize our team as we focus on building a strong, sustainable short stay surgical business that can capitalize on opportunities and deliver strong growth.”
Mr. DeVeydt continued, “Looking ahead to the balance of 2018, we firmly believe that prioritizing investments in areas such as physician recruitment, revenue cycle management, and procurement will drive organic growth across our business and leave us well positioned to make real progress towards our goal of becoming the trusted partner of choice for operating short stay surgical facilities across the United States. As we build out our distinctive and scalable platform and drive a more efficient and effective operation, we are confident our initiatives will pay dividends in the back half of 2018 and will continue to accelerate into 2019.”
Tom Cowhey, Chief Financial Officer of Surgery Partners, commented, “Second quarter results were encouraging, with same facility revenues up 3% for the quarter, driven by strong rate and mix, as well as improving volume dynamics compared to the first quarter of 2018. We are pleased to reiterate our full year guidance this morning, as we anticipate building upon this positive momentum across our business and watching our strategic initiatives manifest in our results during the back half of the year.”
Second Quarter 2018 Results
Total revenues for the second quarter of 2018 increased 54.2% to $444.8 million from $288.4 million for the second quarter of 2017. Same-facility revenues for the second quarter of 2018 increased 3.0% from the same period last year, with a 4.5% increase in revenue per case offset by a 1.4% decrease in same facility cases. For the second quarter of 2018, the Company’s net loss attributable to common stockholders was $27.4 million compared to $4.5 million for the same period last year. For the second quarter of 2018, the Company’s Adjusted EBITDA increased 49.5% to $55.4 million compared to $37.1 million for the same period last year.
Year to Date 2018 Results
Total revenues year to date 2018 increased 50.1% to $862.1 million from $574.5 million for the same period last year. Same-facility revenues year to date 2018 increased 1.3% from the same period last year, with a 4.1% increase in revenue per case offset by a 2.7% decrease in same facility cases. For year to date 2018, the Company’s net loss attributable to common stockholders was $52.7 million compared to $7.2 million for the same period last year. For year to date 2018, the Company’s Adjusted EBITDA increased 32.8% to $102.5 million compared to $77.2 million for the same period last year.

Liquidity
Surgery Partners had cash and cash equivalents of $96.1 million at June 30, 2018 and availability of approximately $72 million under its revolving credit facility. Net operating cash inflow, including operating cash flow less distributions to non-controlling interests, was $14.7 million for the second quarter of 2018. The Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement was 7.96x at the end of the second quarter of 2018.
Guidance
The Company is maintaining the full-year 2018 guidance range issued on the fourth quarter 2017 earnings call of revenue and Adjusted EBITDA in excess of $1.75 billion and $240 million, respectively. The Company continues to expect to deploy $80-100 million in capital for acquisitions in FY’18.
Conference Call Information
Surgery Partners will hold a conference call today, August 9, 2018 at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-451-6152, or for international callers, 1-201-389-0879. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13682037. The replay will be available until August 23, 2018.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The on-line replay will remain available for a limited time beginning immediately following the call.
To learn more about Surgery Partners, please visit the company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.
About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 32 states, including ambulatory surgery centers, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.
Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth and our anticipated operating results for 2018 and other similar statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, the risks identified and discussed from time to time in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and adjusted net (loss) income, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from those used by other companies. These measures have limitations as an analytical tool, and should not be considered in isolation or as a substitute or alternative to net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.
In connection with the Preferred Private Placement and the Private Sale, as previously disclosed on Form 8-K filed with the Securities and Exchange Commission on September 1, 2017, the Company elected to apply “pushdown” accounting with the change of control effective August 31, 2017, by applying the guidance in Accounting Standards Codification Topic ("ASC") 805, Business Combinations. Accordingly, the consolidated financial statements of the Company for periods before and after August 31, 2017 will reflect different bases of accounting, and the financial positions and results of operations of those periods are not comparable. Throughout the Company's condensed consolidated financial statements and the accompanying notes therein to be filed on August 9, 2018, periods prior to the change of control are identified as "Predecessor" and periods after the change of control are identified as "Successor."

SURGERY PARTNERS, INC.
SELECTED CONSOLIDATED FINANCIAL DATA
(Amounts in thousands, except shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Revenues	$444,775	$288,353	$862,144	$574,536
Operating expenses:
Salaries and benefits	134,020	90,022	263,755	179,909
Supplies	121,148	74,084	235,578	145,244
Professional and medical fees	36,713	22,577	72,392	43,702
Lease expense	21,920	13,674	43,281	27,300
Other operating expenses	26,289	16,095	52,396	32,245
Cost of revenues	340,090	216,452	667,402	428,400
General and administrative expenses (1)	26,099	18,655	50,251	34,196
Depreciation and amortization	16,685	11,417	32,434	22,525
Provision for doubtful accounts	8,196	5,788	14,233	11,463
Income from equity investments	(2,560)	(1,052)	(4,422)	(2,252)
Loss on disposals and deconsolidations, net	3,197	405	3,244	1,601
Transaction and integration costs	11,639	2,904	16,672	3,241
Gain on litigation settlement	—	(3,794)	—	(3,794)
Other income	(2,132)	(161)	(2,394)	(304)
Total operating expenses	401,214	250,614	777,420	495,076
Operating income	43,561	37,739	84,724	79,460
Interest expense, net	(35,933)	(25,600)	(70,209)	(50,782)
Income before income taxes	7,628	12,139	14,515	28,678
Income tax expense	3,318	512	5,080	2,629
Net income	4,310	11,627	9,435	26,049
Less: Net income attributable to non-controlling interests	(23,772)	(16,098)	(46,418)	(33,274)
Net loss attributable to Surgery Partners, Inc.	(19,462)	(4,471)	(36,983)	(7,225)
Less: Amounts attributable to participating securities (2)	(7,956)	—	(15,728)	—
Net loss attributable to common stockholders	$(27,418)	$(4,471)	$(52,711)	$(7,225)

Net loss per share attributable to common stockholders
Basic	$(0.57)	$(0.09)	$(1.10)	$(0.15)
Diluted (3)	$(0.57)	$(0.09)	$(1.10)	$(0.15)
Weighted average common shares outstanding
Basic	48,016,264	48,145,729	48,011,593	48,112,909
Diluted (3)	48,016,264	48,145,729	48,011,593	48,112,909

(1) Includes contingent acquisition compensation expense of $0.5 million and $1.8 million for the three months ended June 30, 2018 and 2017, respectively, and $1.0 million and $3.8 million for the six months ended June 30, 2018 and 2017, respectively.
(2) Includes dividends accrued during the three and six months ended June 30, 2018 for the Series A Preferred Stock. The Series A Preferred Stock does not participate in undistributed losses. There were no participating securities during the three and six months ended June 30, 2017.
(3) The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

SURGERY PARTNERS, INC.
Selected Financial and Operating Data
(Amounts in thousands, except shares and per share amounts)

	June 30, 2018	December 31, 2017

Balance Sheet Data (at period end):
Cash and cash equivalents	$96,069	$174,914
Total current assets	472,799	563,225
Total assets	4,583,730	4,622,773

Current maturities of long-term debt	53,650	58,726
Total current liabilities	296,766	303,005
Long-term debt, less current maturities	2,122,629	2,130,556
Total liabilities	2,665,664	2,656,041

Non-controlling interests—redeemable	320,948	299,316
Redeemable preferred stock	342,648	330,806

Total Surgery Partners, Inc. stockholders' equity	598,047	654,731
Non-controlling interests—non-redeemable	656,423	681,879
Total stockholders' equity	1,254,470	1,336,610

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$39,584	$21,601	$69,640	$56,471
Investing activities	(18,408)	(22,570)	(54,822)	(29,195)
Capital expenditures	(5,960)	(8,752)	(15,943)	(15,102)
Payments for acquisitions, net of cash acquired	(22,305)	(13,888)	(47,894)	(14,163)
Financing activities	(37,923)	2,037	(93,663)	(39,941)
Distributions to non-controlling interests	(24,857)	(17,579)	(55,776)	(36,841)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Other Data:
Number of surgical facilities as of the end of period	124	103	124	103
Number of consolidated surgical facilities as of the end of period	106	93	106	93

Cases	131,646	111,758	256,504	220,587
Revenue per case	$3,379	$2,580	$3,361	$2,605
Adjusted EBITDA	$55,400	$37,055	$102,477	$77,162
Adjusted EBITDA as a % of revenues	12.5%	12.9%	11.9%	13.4%
Adjusted EPS- Basic	$(0.18)	$(0.01)	$(0.44)	$0.03
Adjusted EPS- Diluted	$(0.18)	$(0.01)	$(0.44)	$0.03

SURGERY PARTNERS, INC.
Supplemental Information
(Amounts in thousands, except cases and growth rates)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Same-facility Information:
Cases (4)	141,875	143,933	276,193	283,843
Case growth	(1.4)%	N/A	(2.7)%	N/A
Revenue per case (4)	$3,345	$3,201	$3,343	$3,210
Revenue per case growth	4.5%	N/A	4.1%	N/A

(4) Same-facility revenues include revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods) along with the revenues from our ancillary services comprised of a diagnostic laboratory, multi-specialty physician practices, urgent care facilities, anesthesia services, optical services and specialty pharmacy services that complement our surgical facilities in our existing markets.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Segment Revenues:
Surgical facility services	$420,404	$262,810	$814,470	$520,960
Ancillary services	21,592	22,640	41,936	47,852
Optical services	2,779	2,903	5,738	5,724
Total revenues	$444,775	$288,353	$862,144	$574,536

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Adjusted EBITDA:
Surgical facility services	$75,547	$49,946	$142,014	$98,187
Ancillary services	996	429	2,050	4,211
Optical services	691	883	1,516	1,659
All other	(21,834)	(14,203)	(43,103)	(26,895)
Total adjusted EBITDA	$55,400	$37,055	$102,477	$77,162

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands)

The following table reconciles Adjusted EBITDA to income before income taxes in the reported condensed consolidated financial information, the most directly comparable U.S. GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Condensed Consolidated Statements of Operations Data (5):
Income before income taxes	$7,628	$12,139	$14,515	$28,678
Minus:
Net income attributable to non-controlling interests	23,772	16,098	46,418	33,274
Plus:
Interest expense, net	35,933	25,600	70,209	50,782
Depreciation and amortization	16,685	11,417	32,434	22,525
EBITDA	36,474	33,058	70,740	68,711
Plus (minus):
Equity-based compensation expense	2,780	1,435	4,777	2,069
Transaction, integration and acquisition costs (6)	12,445	4,137	17,930	4,728
Reserve adjustments (7)	—	—	4,779	—
Loss on disposals and deconsolidations, net	3,197	405	3,244	1,601
Contingent acquisition compensation expense	504	1,814	1,007	3,847
Gain on litigation settlement	—	(3,794)	—	(3,794)
Adjusted EBITDA	$55,400	$37,055	$102,477	$77,162

(5) The above table reconciles Adjusted EBITDA to income before income taxes as reflected in the unaudited condensed consolidated statements of operations.
When we use the term “Adjusted EBITDA,” it is referring to income before income taxes adjusted for: (a) net income attributable to non-controlling interests, (b) depreciation and amortization, (c) interest expense, net, (d) equity-based compensation expense, (e) contingent acquisition compensation expense, (f) transaction, integration and acquisition costs, (g) reserve adjustments, (h) loss on disposals and deconsolidations, net, and (i) gain on litigation settlement. We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations.
Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating our financial performance. We believes such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
(6) This amount includes transaction and integration costs of $11.6 million and $2.9 million for the three months ended June 30, 2018 and 2017, respectively, and acquisition costs of $0.8 million and $1.2 million for the three months ended June 30, 2018 and 2017, respectively. This amount includes transaction and integration costs of $16.7 million and $3.2 million for the six months ended June 30, 2018 and 2017, respectively, and acquisition costs of $1.2 million and $1.5 million for the six months ended June 30, 2018 and 2017, respectively.
(7) This amount represents adjustments to revenue in connection with applying consistent policies across the combined company as a result of the integration of Surgery Partners and NSH.

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands, except shares and per share amounts)

From time to time, the Company incurs certain non-recurring gains or losses that are normally nonoperational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net (loss) income per share attributable to common stockholders as a supplement to its comparable GAAP measure of net (loss) income per share attributable to common stockholders. Adjusted net (loss) income per share attributable to common stockholders should not be considered a measure of financial performance under GAAP, and the items excluded from adjusted net (loss) income per share attributable to common stockholders are significant components in understanding and assessing financial performance. Adjusted net (loss) income per share attributable to common stockholders should not be considered in isolation or as an alternative to net income per share attributable to common stockholders as presented in the consolidated financial statements.
The following table reconciles net income as reflected in the consolidated statements of operations to adjusted net (loss) income used to calculate adjusted net (loss) income per share attributable to common stockholders:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Consolidated Statements of Operations Data:
Net Income	$4,310	$11,627	$9,435	$26,049
Minus:
Net income attributable to non-controlling interests	23,772	16,098	46,418	33,274
Amounts attributable to participating securities (8)	7,956	—	15,728	—
Plus (minus):
Equity-based compensation expense	2,780	1,435	4,777	2,069
Transaction, integration and acquisition costs	12,445	4,137	17,930	4,728
Reserve adjustments	—	—	4,779	—
Loss on disposals and deconsolidations, net	3,197	405	3,244	1,601
Contingent acquisition compensation expense	504	1,814	1,007	3,847
Gain on litigation settlement	—	(3,794)	—	(3,794)
Adjusted net (loss) income attributable to common stockholders	$(8,492)	$(474)	$(20,974)	$1,226

Adjusted net (loss) income per share attributable to common stockholders
Basic	$(0.18)	$(0.01)	$(0.44)	$0.03
Diluted (9)	$(0.18)	$(0.01)	$(0.44)	$0.03
Weighted average common shares outstanding
Basic	48,016,264	48,145,729	48,011,593	48,112,909
Diluted (9)	48,016,264	48,145,729	48,011,593	48,302,307

(8) Includes dividends accrued during the three and six months ended June 30, 2018 for the Series A Preferred Stock. The Series A Preferred Stock does not participate in undistributed losses. There were no participating securities during the three and six months ended June 30, 2017.
(9) The impact of potentially dilutive securities for the three months ended June 30, 2018 and 2017, and the six months ended June 30, 2018, was not considered because the effect would be anti-dilutive in each of those periods.

Contact

Thomas F. Cowhey, Chief Financial Officer
Surgery Partners, Inc.
(615) 234-8940
IR@surgerypartners.com